BUY/SELL FIBER SUPPLY AGREEMENT

THIS AGREEMENT made the 7th day of May . 2010

BETWEEN:

ECOTECH Energy Group
with a business office located at
Unit 101 – 26633 Glouster Way
Langley, British Columbia, V3W 3S8

(hereinafter "Buyer")

AND:

Putersultants Inc. (Putersultants)
(First Nations owned Company)
with a business office located at
18104-102 Avenue Ste 33
Edmonton Alberta T5S 1S7

(hereinafter "Seller")

WHEREAS:

A. Eco Tech Energy Group plans to develop a 36mW biomass to energy combined heat and power plant in the environs of Edmonton, Alberta that will consume wood residues from forestry and potential mill operations; and,
B. Putersultants Inc is holding rights to wood residues from forestry and mill operations, and is fully authorized to negotiate and be bound by the terms of this agreement and to deal with the wood residues.
C. Putersultants Inc desires to sell and the Buyer desires to purchase, on the terms and conditions hereinafter set forth, certain quantities and types of wood residue to be provided by the Seller.

The following is hereby understood:

1. Eco Tech Energy Group and Putersultants Inc will jointly explore the best logistics and system for producing fuel to the required specifications.
2. Whereas Putersultants is obligated to pay Forestry and hauling fees, and agrees to pay these said fees (Maximum $1,500,000, cdn) from the first monies (deposits) received from Eco Tech Energy Group, before any fiber is delivered and made available to Eco Tech Energy Group. (All documentation to be provided before deposit given to Putersultants Inc.)
3. Putersultants Inc (First Nation owned Company) represents the 5 Bands within the Cree Nation and agree to provide the necessary documents to substantiate this agreement, from the appropriate Bands (letters from all Bands Verifying this agreement, for the, access and sale of Fiber to be attached)
4. Putersultants guarantees a minimum supply of One Million Tons of biomass per year.

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NOW, THEREFORE, in consideration of the mutual covenants described in this Agreement and other good and valuable consideration the receipt and sufficiency of which are acknowledged, Putersultants and Eco Tech Energy Group hereby agree as follows:

PURCHASE OF WOOD RESIDUE (FIBER)

Putersultants Inc confirms that it has the supply and agrees to sell and Eco Tech Energy Group agrees to purchase, receive and pay for, in each calendar year (a "Calendar Year"), the Annual Volumes, five hundred thousand tonnes (the unit of measure) of standing timber (fiber).(First deposit by Sept 2011)

For purposes of this Agreement, the fiber and the unit of measure shall be defined as follows:

(a) The measure of fiber shall be determined on the basis of a bone dry unit of measure, meaning that the moisture content of that unit of measure shall be derived on the basis of a moisture content of the fiber of less that 5% (and if the material provided has a moisture content of greater than 5%, the unit of measure shall be recalculated to the equivalent unit of measure on the basis that the fiber was provided at the moisture content of 5%); and

(b) The unit of measure in this agreement shall be the metric "tonne or cubic metre" as required (hereinafter defined as the " Fiber Product Specifications")

(c) The purchase price shall be $20.00 per cubic Meter of standing timber (fiber).

Putersultants Inc and Eco Tech Energy Group shall complete a written delivery "cutting plan" with respect to the fiber in which the fiber is to be made available for purchase to the Buyer during the Calendar Year (the Annual Plan). The said Annual Plan shall include estimates of delivery of the fiber by delivery distances, month and accumulated into estimated quarterly deliveries. The Annual Plan shall set forth the quantity of fiber Putersultants Inc intends to make available to Eco Tech Energy Group during the planned and next Calendar Year.

Eco Tech Energy Group shall have exclusive rights to purchase all of the fiber that Putersultants Inc has at its disposal. This provision shall be enacted upon written submission concurrent with the completion of the Annual Plan.

The Term of this Agreement shall be 10 years from the date of this agreement, with an option to renew for an additional 10 year period.

IN WITNESS HEREOF THE PARTIES HERETO HAVE ATTACHED THIS SIGNATURE AS OF THE DATE FIRST ABOVE STATED.

ECOTECH ENERGY GROUP
By:

Authorized Party CEO

Putersultants Inc.
By:

President